Exhibit 10.1 Rewards - Compensation Management Short-Term Incentive (STI) Plan

Purpose

The STI plan provides an annual performance-based cash bonus opportunity for eligible employees. This is intended to achieve a number of goals including:

•   Emphasizing the Company’s commitment to competitive compensation practices;

•   Driving a high performance culture;

•   Assuring accountability;

•   Focusing on results, not activity; and

•   Reinforcing the importance of measurable and aligned goals and objectives.

Eligibility

To participate in the STI Plan, an employee must:

•   Be a regular full-time or part-time employee of the Company in job grades 25 or higher. Consultants and temporary agency employees performing services at Company facilities are not eligible to participate;

•   Not qualify as a participant in any other Company variable compensation program (such as sales or unit performance bonus programs).

To receive payment under the STI Plan, the participant must:

•   Be actively employed as of fiscal year-end

Plan Design

The plan design is based on financial metrics. The metrics will vary based on position and will generally include the following:

•   Operating Income*

•   Net Working Capital**

•   Organic Sales

•   Earnings Per Share

*       Operating Income used as a proxy for EBITDA

**     Net Working Capital used as a proxy for ROGI

There will be 5 design standards, as follows:

•   Region

•   Region – Operations or Sales Management

•   Corporate/Global

•   Business Unit, Country, Sub Region

•   Global Accounts, Industry, Program

Rewards - Compensation Management Short-Term Incentive (STI) Plan

Participant’s plan design will be based on position. Details of the design are as follows: • Region Standard • Applies generally to region roles, with the exception of sales and operations.

	Metric & Weighting Per Metric
	EPS	Region Organic Revenue	Region EBITDA ($) / OI	ROGI / Net Working Capital
EC Member	30%	25%	35%	10%
Standard	25%	30%	35%	10%

• Region – Operations or Region Sales Management

	Metric & Weighting Per Metric
	EPS	Operations Scorecard (for Ops roles); Organic Revenue in area of responsibility (ie Director Perf Pkg)	Region EBITDA ($) / OI	Region ROGI / Net Working Capital
Standard	25%	30%	35%	10%

• Corporate/Global • Applies to corporate functions such as Finance, HR, Legal, Marketing, Technology

	Metric & Weighting Per Metric
	EPS	NA Composite	EU Composite	AP Composite	LA Composite
Standard	30%	25%	20%	12.5%	12.5%

• Region composite is the combination of Region Organic Revenue, EBITDA/Operating Income, and ROGI/Net Working Capital results • Business Unit, Country, Sub Region

	Metric & Weighting Per Metric
	EPS	Region/Bus* Composite	BU/Country/Sub Region Organic Revenue or Operations Scorecard	BU/Country/Sub Region EBITDA / OI	BU/Country/Sub Region ROGI / Net Working Capital
Standard	15%	20%	25%	30%	10%

* Applied as applicable per position. If not applied, Organic Revenue weighting is 35% and EBITDA/OI is 40%. This design may apply to some Global Accts positions that cover select regions only.
• Global Accounts, Global Industry, Global Program

	Metric & Weighting Per Metric
	EPS	Global Account, Industry or Program Sales	NA Composite	EU Composite	AP Composite	LA Composite
Standard	15%	30%	20%	15%	10%	10%

CEO Plan Design:

Metric & Weighting Per Metric
EPS	HBF Organic Revenue	HBF EBITDA ($) / OI	HBF ROGI / Net Working Capital
30%	25%	35%	10%

Rewards - Compensation Management Short-Term Incentive (STI) Plan

Collaboration Teams	Individuals who are on Collaboration Teams will be in one of the following plan designs, based on position. • Region Design

Metric & Weighting Per Metric
EPS	Region Organic Revenue	Region EBITDA ($) / OI	Region ROGI/Net Working Capital	Collaboration
25%	20%	25%	10%	20%

• Region – Operations or Region Sales Management

Metric & Weighting Per Metric
EPS	Ops Scorecard or Organic Rev in area of responsibility	Region EBITDA ($) / OI	Region ROGI/Net Working Capital	Collaboration
25%	20%	25%	10%	20%

• Corporate/Global

EPS	NA Composite	EIMEA Composite	AP Composite	LA Composite	Collaboration
30%	17%	13%	10%	10%	20%

• Business Unit, Country, Sub Region

Metric & Weighting Per Metric
EPS	Region/Bus* Composite	BU/Country/Sub Region Organic Revenue or Operations Scorecard (for Ops positions)	BU/Country/ Sub Region EBITDA / OI	BU/Country/Sub Region ROGI /Net Working Capital	Collaboration
15%	15%	15%	25%	10%	20%

* Applied as applicable per position. If not applied, Organic Revenue weighting is 22% and EBITDA/OI is 33%. This design may apply to some Global Accts positions that cover select regions only.

• Global Accounts, Global Industry, Global Program

Metric & Weighting Per Metric
EPS	Gl Account/Industry/ Program Sales	NA Composite	EIMEA Composite	AP Composite	LA Composite	Collaboration
15%	20%	14%	11%	10%	10%	20%

Rewards - Compensation Management Short-Term Incentive (STI) Plan

Target

•   Each metric will have a target level of performance. Payout will be determined for each metric based on performance relative to target. The target levels of performance will be established at the beginning of each fiscal year.

Threshold

•   Threshold performance levels will be established for each metric as follows:

•   Sales, Organic Revenue: 85% of target

•   Operating Income: 80% of target*

•   Net Working Capital: 80% of target

•   EPS: 80% of target

•   Operations Metrics: 80-90% of target, varies by metric

•   Payout at the threshold level of performance will be 50% of the target allocated to that metric.

Superior

•   Superior performance levels will be established for each metric as follows:

•   Sales, Organic Revenue: 105% of target

•   Operating Income: 115% of target*

•   Net Working Capital: 115% of target

•   EPS: 115% of target

•   Operations Metrics: 110-120% of target, varies by metric

•   Payout at the superior level of performance will be 150% of the target allocated to that metric.

*  Management reserves the right to adjust threshold/superior levels on an as-needed basis for small operating income targets.

See Appendix for payout schedule.

Superior Stretch Goal – Executive Committee

•   Additional superior goals will be established for metrics for the EC members as follows:

•   Organic Revenue: 110% of target

•   Operating Income: 125% of target

•   Net Working Capital: 125% of target

•   EPS: 125% of target

•   Payout at the superior stretch goal will be 200% of the target allocated to that metric

Payment

Payment will be made in cash, subject to taxes and deductions as applicable.

Payment will be made as close as possible to January 31 following the conclusion of the relevant Plan Year, but will be made no later than March 15th of the calendar year following the Plan Year.

Participant Status Changes

If a participant begins employment with the company during the Plan Year, bonus potential will be pro-rated for the time the participant was employed during the Plan Year.

If a participant transfers jobs and changes plan design standards, potential bonus will be pro-rated for the time spent in each job.

Rewards - Compensation Management Short-Term Incentive (STI) Plan

Administration

Participants may direct questions about the STI Plan to their local management or human resources representatives.

The Compensation Committee of the Board of Directors shall make a certification decision with respect to performance of financial metrics and consider extraordinary circumstances that may have positively or negatively impacted the achievement of the objectives. The Board or management in their discretion, reserves the right at any time to enhance, diminish or terminate all or any portion of any compensation plan or program, on a collective or individual basis.

Relevant Terms

Actively Employed - A full-time or part-time employee on the Company payroll. It excludes any employee who has been terminated from employment with the Company – voluntarily or involuntarily – in advance of fiscal year-end.

Company - H.B. Fuller Company and its wholly owned subsidiaries.

Eligible Earnings – Base salary, excluding short-term and long-term disability payments. For mid-year promotions, annual salary is pro-rated based on salary before and after promotion.

Payment - The cash reward payable after conclusion of the Plan Year.

Plan Year – The relevant Company fiscal year.

Short Term Incentive (STI) Plan - The program described herein. May also be referred to as “STIP” or “STI Plan”.

Rewards - Compensation Management Short-Term Incentive (STI) Plan

Appendix

STIP Payment schedule for Organic Revenue		STIP Payment Schedule for EPS, EBITDA/Operating Income, ROGI/Net Working Capital
Metric Performance	Payout (as % of target)	Metric Performance	Payout (as % of target)
105%	150.0%	115%	150.0%
104%	140.0%	114%	146.7%
103%	130.0%	113%	143.3%
102%	120.0%	112%	140.0%
101%	110.0%	111%	136.7%
100%	100.0%	110%	133.3%
99%	96.7%	109%	130.0%
98%	93.3%	108%	126.7%
97%	90.0%	107%	123.3%
96%	86.7%	106%	120.0%
95%	83.3%	105%	116.7%
94%	80.0%	104%	113.3%
93%	76.7%	103%	110.0%
92%	73.3%	102%	106.7%
91%	70.0%	101%	103.3%
90%	66.7%	100%	100.0%
89%	63.3%	99%	97.5%
88%	60.0%	98%	95.0%
87%	56.7%	97%	92.5%
86%	53.3%	96%	90.0%
85%	50.0%	95%	87.5%
		94%	85.0%
		93%	82.5%
		92%	80.0%
		91%	77.5%
		90%	75.0%
		89%	72.5%
		88%	70.0%
		87%	67.5%
		86%	65.0%
		85%	62.5%
		84%	60.0%
		83%	57.5%
		82%	55.0%
		81%	52.5%
		80%	50.0%

•	Payout is calculated for each incremental increase in performance (straight line interpolation).

•	EC members have an additional stretch superior goal as follows:

•	Organic Revenue: Payout is calculated at an additional 10% for each incremental increase in performance up to 110% of metric performance (straight line interpolation).

•

EPS, EBITDA/Operating Income, ROGI/Net Working Capital: Payout is calculated at an additional 5% for each incremental increase in performance up to 125% of metric performance (straight line interpolation).

Rewards - Compensation Management Short-Term Incentive (STI) Plan

Calculation Guidelines

1.	Company EPS. As reported adjusted for STIP & UPB accruals (see below).

2.	Organic Revenue. The reported revenue is adjusted for the following:

a.	Currency impact compared to budgeted exchange rates for Europe and Asia Pacific regions.

3.	HBF Operating Income. The reported operating income is adjusted for the following:

a.	STIP & UPB accruals (see below).

b.	Currency impact compared to budgeted exchange rates for the Europe and Asia Pacific regions.

4.	Net Working Capital (NWC) as a percentage of Net Revenue.

a.	NWC includes net trade accounts receivable plus inventory minus trade accounts payable.

b.	NWC % for a quarter is determined by dividing NWC by the quarter’s annualized trade revenue.

c.	Annualized trade revenue is the trade revenue for the quarter multiplied by 4.

d.	The percentage is determined by dividing NWC by the annualized sales.

e.	The metric is determined by taking the average of the four quarters of the year.

f.	Inventory for a region is valued using the FIFO (first in, first out) method.

g.	Inventory for H.B. Fuller is valued using the LIFO (Last in, first out) method.

h.	Any increases in working capital or revenue from acquisitions during the year are excluded.

5.	Fully allocated regional operating income.

a.	Regional operating income targets include corporate governance allocation at budget.

b.	For evaluating performance against target, the actual corporate governance allocation is adjusted to reflect Corporate STIP and UPB accruals at target.

c.	At the region level and one level below, corporate governance allocations will be included in determining targets and performance. Below these levels, the corporate governance allocation is not to be included in determining targets or performance.

6.	Impact of STIP & UPB accruals. For income related metrics, performance is evaluated assuming the STIP and UPB accruals are at target.

7.	North America. Basis of targets is US dollars. For purposes of determining performance against targets, there is to be no adjustment back to budgeted exchange rates for Canada.

Rewards - Compensation Management Short-Term Incentive (STI) Plan

8.	Europe.

a.	Revenue, operating income and NWC are in Euros.

b.	The actual corporate governance allocation will be converted to Euros at the budgeted exchange rate for determining performance against the operating income target.

9.	Latin America. Basis of targets is the US dollar. For purposes of determining performance against targets, there is to be no adjustment back to budgeted exchange rates for individual countries.

10.	Asia Pacific. For revenue and income metrics expressed in US dollars, the budgeted exchange rates will be used to assess performance.

11.	Region Composites. The region composite is the combined results of Organic Revenue, Operating Income, and Net Working Capital. Performance for each of these metrics is assessed, and a payment percent is determined for each metric (per the Payment Schedule). These payment percents are applied, based on the metric weighting, to determine the overall payment percent for the composite.

12.	In calculating the results, the following adjustments will be made:

a.	Individual legal settlements (payments or receipts) with a value (net of insurance) of $3 million or greater will not be included in metric calculations.

b.	Any unbudgeted reorganization or restructuring-related items which cannot be offset by related benefits in the fiscal year will not be included in metric calculations.

c.	Unbudgeted acquisitions and divestitures will be excluded from all actual and target metric calculations, as applicable.

d.	Any unbudgeted asset write-downs in excess of $2 million will not be included in metric calculations.